UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 23, 2013

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)

INDIANA
(State of incorporation or organization)

0-23264
(Commission file number)

35‑1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 23, 2013 we signed a new employment agreement with Patrick M. Walsh, who serves as our Executive Vice President, Chief Financial Officer and Chief Operating Officer, that is effective from September 4, 2013 through July 31, 2017. Mr. Walsh’s annual base compensation for the term of the employment agreement is $600,000, with annual increases of up to 2.5% as set forth in the employment agreement. Mr. Walsh’s annual incentive compensation targets for fiscal years 2014, 2015, 2016, 2017 and 2018 are 100% of his base compensation. In the event that Mr. Walsh’s employment terminates upon expiration of the employment agreement, Mr. Walsh’s annual incentive compensation for fiscal year 2018 will be pro-rated. The company retains the right to pay any annual incentive compensation in cash or shares of our common stock. Additionally, the award of annual incentive compensation is based upon achievement of certain performance goals to be determined each year by our Compensation Committee. On September 4, 2013, Mr. Walsh received an option to acquire 250,000 shares of our Class A Common Stock.  Mr. Walsh will receive an additional option to acquire 250,000 shares of our Class A Common Stock on January 2, 2014. On the first day of each contract year during the term, Mr. Walsh is scheduled to receive a restricted stock award with a 1-year vesting period, in an amount equal to $150,000 (year 1), $350,000 (year 2), $250,000 (year 3) and $250,000 (year 4).  Mr. Walsh may also earn performance-based awards of our Class A Common Stock at the end of year 2 (with a fair market value of $300,000, $500,000 or $700,000) and year 4 (with a fair market value of $600,000, $1,000,000 or $1,400,000, in each case less any amounts earned at the completion of year 2) based on certain increases in share price set forth in the employment agreement.  Mr. Walsh continues to receive an automobile allowance of $1,000 per month and to be reimbursed for up to $5,000 per year in premiums for life and disability insurance and professional fees related to estate planning. Mr. Walsh retains the right to participate in all of our employee benefit plans for which he is otherwise eligible. The agreement remains subject to termination by our board of directors for cause (as defined in the agreement), by Mr. Walsh for good reason (as defined in the agreement) or by Mr. Walsh upon the acceptance of a chief executive officer position at a non-competitive company as set forth in the employment agreement. Mr. Walsh is entitled to certain termination benefits upon disability or death, and certain severance benefits. The description of the employment agreement set forth above is qualified in its entirety by reference to the employment agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.
(c)     Exhibits.

Exhibit	Description
10.1	Employment Agreement with Patrick M. Walsh effective as of September 4, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: October 25, 2013
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary